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Exhibit 5.1

April 26, 2019

Avery Dennison Corporation

207 Goode Avenue
Glendale, California 91203

Re:                          Registration Statement on Form S-3 of Avery Dennison Corporation

Ladies and Gentlemen:

We have acted as special counsel to Avery Dennison Corporation, a Delaware corporation (the “Company”), in connection with the registration under the Securities Act of 1933, as amended (the “Act”), by a Registration Statement on Form S-3, dated April 26, 2019 (the “Registration Statement”), of an indeterminate amount of the Company’s securities to be offered from time to time pursuant to Rule 415 of the Act. Such securities, together or separately and in one or more series (if applicable), include: (i) shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”), (ii) shares of the Company’s preferred stock, par value $1.00 per share (the “Preferred Stock”), (iii) depositary shares of the Company (the “Depositary Shares”), (iv) one or more series of the Company’s debt securities (collectively, “Debt Securities”) to be issued pursuant to an indenture, dated as of November 20, 2007 (the “Indenture”), between the Company, as issuer, and The Bank of New York Mellon Trust Company, N.A. as successor trustee to The Bank of New York Trust Company, N.A. (the “Trustee”), and one or more supplemental indentures, officers’ certificates or other appropriate documents of the Company delivered in connection with the issuance of each series of Debt Securities (collectively, the “Supplemental Indentures”), (v) warrants to purchase Debt Securities, Common Stock, Preferred Stock or Depositary Shares (the “Warrants”), (vi) purchase contracts to purchase Common Stock, Preferred Stock or Depositary Shares (the “Purchase Contracts”) and (vii) units consisting of a combination of two or more of the above securities (the “Units” and, together with the Common Stock, Preferred Stock, Depositary Shares, Debt Securities, Warrants and Purchase Contracts, the “Securities”). The Registration Statement includes a form of prospectus (the “Prospectus”) which provides that it will be supplemented in the future by one or more supplements to the Prospectus (each, a “Prospectus Supplement”) in connection with each offering of Securities.

This opinion is being furnished in connection with the requirements of Item 601(b)(5) of Regulation S-K under the Act, and no opinion is expressed herein as to any matter pertaining to the contents of the Registration Statement, the Prospectus or any Prospectus Supplement, other than as expressly stated herein with respect to the Securities.

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The Securities may be sold pursuant to a definitive underwriting agreement, placement agency agreement, subscription agreement or other contract, which will be in substantially the form to be filed as an exhibit to a report filed under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or an amendment to the Registration Statement. The Preferred Stock, Depositary Shares, Debt Securities, Warrants, Purchase Contracts and Units are to be issued in forms to be filed as exhibits to a report filed under the Exchange Act or an amendment to the Registration Statement.

As to all matters of fact (including factual conclusions and characterizations and descriptions of purpose, intention or other state of mind), we have relied, with your permission, entirely upon written actions by the board of directors of the Company and a certificate of a certain officer of the Company and have assumed, without independent inquiry, the accuracy of those certificates and written actions by the board of directors of the Company.

As counsel to the Company, in rendering the opinions hereinafter expressed, we have examined and relied upon originals or copies of such corporate records, agreements, documents and instruments as we have deemed necessary or advisable for purposes of this opinion.

We have assumed:

1.                                      the genuineness of all signatures, the conformity to the originals of all documents reviewed by us as copies, the authenticity and completeness of all original documents reviewed by us in original or copy form and the legal competence of each individual executing any document;

2.                                     that any shares of Common Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Common Stock under the then-current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Common Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

3.                                     that any shares of Preferred Stock issued pursuant to the Registration Statement from time to time will not exceed the maximum authorized number of shares of Preferred Stock under the then-current Certificate of Incorporation of the Company, as the same may have been amended, minus that number of shares of Preferred Stock that may have been issued and are outstanding, or are reserved for issuance for other purposes, at such time;

4.                                     that consideration will been paid to the Company in connection with the issuance of any Securities and, in the case of the Common Stock or Preferred Stock the consideration paid per share shall be at least equal to the par value thereof;

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5.                                      the accuracy, completeness and authenticity of certificates of public officials;

6.                                      that (i) the execution, delivery and performance by the Company of the Indenture does not, and the execution, delivery and performance by the Company of any Supplemental Indenture, underwriting agreement, warrant agreement, deposit agreement, purchase contract, unit agreement or other similar agreement entered into in connection with the issuance of any Securities will not, violate the laws of the jurisdiction of incorporation of the Company or any other applicable laws; and (ii) the execution, delivery and performance by the Company of the Indenture does not, and the execution, delivery and performance by the Company of any Supplemental Indenture, underwriting agreement, warrant agreement, deposit agreement, purchase contract, unit agreement or other similar agreement entered into in connection with the issuance of any Securities will not, constitute a breach or violation of any agreement or instrument that is binding upon the Company;

7.                                      that (i) the Indenture has been duly authorized, executed and delivered by the parties thereto, and has been duly qualified under the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”), (ii) the Trustee has been duly qualified under the Trust Indenture Act and a Statement of Eligibility of the Trustee on a Form T-1 has been filed with the Securities and Exchange Commission (the “Commission”) with respect to the Trustee, (iii) any Supplemental Indenture will be duly authorized, executed and delivered by the parties thereto, and, if necessary, will be duly qualified under the Trust Indenture Act, and (iv) the Trustee or any future trustee under a Supplemental Indenture will validly exist and have the requisite corporate power to enter into and perform its obligations under the Supplemental Indenture and will be duly qualified under the Trust Indenture Act, and, in the case of a future trustee, a Statement of Eligibility of the Trustee on a Form T-1 will be filed with the Commission, in each case, at the time Debt Securities are issued;

8.                                      that the Registration Statement and any required post-effective amendment thereto have all become effective, and such effectiveness shall not have been terminated or rescinded, under the Securities Act and the Prospectus, any and all Prospectus Supplement(s) required by applicable laws and any and all free-writing prospectus(es) related to the offer and sale of the Securities have been delivered and filed as required by such laws;

9.                                      that the issuance and sale of the Securities do not violate any applicable law, are in conformity with the Company’s then-current Certificate of Incorporation and bylaws, do not result in a default under or breach of any agreement or instrument binding upon the Company and comply with any applicable requirement or restriction imposed by any court or governmental body having jurisdiction over the Company or its properties or assets;

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10.                              that, if the holders of the Debt Securities are granted rights to inspect corporate books and records and to vote in the election of directors or any matters on which stockholders of the Company may vote, such rights will be set forth in the Company’s Certificate of Incorporation or the Company’s Certificate of Incorporation grants to the Board the power to confer such voting or inspection rights and the Board will have conferred such rights; and

11.                               that, at the time of each issuance and sale of Securities, the Company will continue to be validly existing and in good standing under the laws of its jurisdiction of organization with the requisite corporate power and authority to issue and sell such Securities.

This opinion is limited solely to the Delaware General Corporation Law (the “DGCL”) as applied by courts located in Delaware and the internal, substantive laws of the State of New York as applied by courts located in New York without regard to choice of law, in each case to the extent that the same may apply to or govern the transactions contemplated by the Registration Statement. We express no opinion as to the effect of events occurring, circumstances arising, or changes of law becoming effective or occurring, after the date hereof on the matters addressed in this opinion.

Each opinion set forth below with respect to enforceability is subject to the following general qualifications:

1.                                     the effect of applicable bankruptcy, insolvency, reorganization, moratorium, marshaling, fraudulent conveyance or other similar laws and rules of law affecting the enforcement generally of creditors’ or secured parties’ rights and remedies;

2.                                     rights to indemnification and contribution may be limited by applicable law or equitable principles, and exculpatory provisions and waivers of the benefits of statutory provisions may be limited on public policy grounds;

3.                                      general principles of equity, including without limitation concepts of materiality, reasonableness, good faith and fair dealing, and the possible unavailability of specific performance or injunctive relief and limitation of rights of acceleration, regardless of whether such enforceability is considered in a proceeding in equity or at law; and

4.                                      we express no opinion with respect to the enforceability of:

(i)                                     consents to, or restrictions upon, judicial relief or, except to the extent that such waivers or consents are made enforceable by New York General Obligations Law Section 5-1402 (applied by a New York State court), jurisdiction or venue;

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(ii)                                 advance waivers of claims, defenses, rights granted by law, or notice, opportunity for hearing, evidentiary requirements, statutes of limitation, trial by jury or at law, or other procedural rights;

(iii)                              waivers of broadly or vaguely stated rights; and

(iv)                             provisions for liquidated damages, default interest, late charges, monetary penalties, make-whole premiums or other economic remedies to the extent such provisions are deemed to constitute a penalty or a forfeiture.

Based on such examination and subject to the foregoing, we are of the opinion that:

1.                                     With respect to shares of Common Stock, when both (i) the Board of Directors of the Company or a duly constituted and acting committee thereof (such Board of Directors or committee being hereinafter referred to as the “Board”) has taken all necessary corporate action to approve the issuance and terms of the offering of shares of Common Stock and related matters, and (ii) if issued in certificated form, the shares of Common Stock have been duly authenticated, executed, countersigned, registered and on behalf of the Company, or if issued in uncertificated form, the shares of Common Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered either (a) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Common Stock), (b) upon the exercise of Warrants to purchase Common Stock and payment of the consideration therefor (not less than the par value of the Common Stock) provided for therein, or (c) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board, for the stated consideration (not less than the par value of the Common Stock), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Common Stock will be validly issued, fully paid and nonassessable.

2.                                     With respect to any particular series of shares of Preferred Stock, when both (i) the Board and Company stockholders have taken any and all necessary corporate action to approve the issuance and terms of the shares of Preferred Stock, the terms of the offering thereof, and related matters, including the adoption of (a) a certificate of designation relating to such Preferred Stock conforming to the DGCL or (b) appropriate certificates of amendment to the then-current Certificate of Incorporation relating to the terms and issuance of Preferred Stock (such certificate of designation or amendment to the then-current Certificate

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of Incorporation, a “Certificate”) and the Certificate has been filed with the Secretary of State of the State of Delaware, and (ii) if issued in certificated form, the shares of Preferred Stock have been duly authenticated, executed, countersigned, registered and on behalf of the Company, or if issued in uncertificated form, the shares of Preferred Stock have been duly registered on the books of the transfer agent/registrar of the Company, and, in each case, delivered either (a) in accordance with the applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, upon payment of the consideration therefor (not less than the par value of the Preferred Stock), (b) upon the exercise of Warrants to purchase Preferred Stock and payment of the consideration therefor (not less than the par value of the Preferred Stock) provided for therein, or (c) upon conversion or exercise of any other Security, in accordance with the terms of such Security or the instrument governing such Security providing for such conversion or exercise as approved by the Board and for the stated consideration (not less than the par value of the Preferred Stock), when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), then the shares of Preferred Stock will be validly issued, fully paid and nonassessable.

3.                                      With respect to the Depositary Shares, when (i) the Board has taken all necessary corporate action to duly authorize the terms of a deposit agreement, (ii) such deposit agreement has been duly executed and delivered, (iii) the specific terms of a particular issuance of Depositary Shares have been duly established in accordance with such deposit agreement and authorized by all necessary corporate action of the Board, and (iv) any receipts representing the Depositary Shares have been duly executed, authenticated (if required), issued and delivered by the depositary against payment therefor in accordance with such deposit agreement and in the manner contemplated by the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) (assuming the underlying Securities have been validly issued and deposited with the depositary), such Depositary Shares will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

4.                                      With respect to Debt Securities, when (i) the specific terms of a particular series of Debt Securities have been duly established in accordance with the Indenture and any applicable Supplemental Indenture, (ii) the Board has taken all necessary corporate action to approve the issuance and terms of such Debt Securities, the terms of the offering thereof and related matters, and (iii) such Debt Securities have been duly executed, authenticated, issued and delivered in accordance with the provisions of the Indenture and any applicable Supplemental Indenture, and any applicable definitive placement agency, underwriting, subscription or similar agreement approved by the Board, or upon the exercise of Warrants to purchase

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Debt Securities, upon payment of the consideration therefor provided for therein when issued and sold as contemplated in the Registration Statement, the Prospectus and the related Prospectus Supplement(s) and any related free-writing prospectus(es), such Debt Securities will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms and entitled to the benefits of the Indenture and any applicable Supplemental Indenture.

5.                                      With respect to the Warrants, when both (i) the Board has taken all necessary corporate action to approve the issuance and terms of the Warrants and related matters, and (ii) the Warrants have been duly executed and delivered against payment therefor, pursuant to the applicable definitive placement agency, underwriting, subscription, warrant or similar agreement duly authorized, executed and delivered by the Company and any applicable warrant agent and the certificates for the Warrants have been duly executed and delivered by the Company and any applicable warrant agent, then the Warrants will constitute valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

6.                                      With respect to the Purchase Contracts, when (i) the Board has taken all necessary corporate action to duly authorize the terms of a purchase contract, (ii) such purchase contract has been duly executed and delivered, (iii) the specific terms of a particular issue of Purchase Contracts have been duly authorized and duly established in accordance with such purchase contract agreement and authorized by all necessary corporate action of the Board, and (iv) any certificates representing the Purchase Contracts have been duly executed, authenticated (if required), issued and delivered against payment therefor as contemplated by such purchase contract agreement, the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and any related free-writing prospectus(es) (assuming the Securities issuable under the Purchase Contracts have been duly authorized and reserved for issuance by all necessary corporate action and in accordance with applicable law), the Purchase Contracts will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

7.                                      With respect to the Units, when (i) the Board has taken all necessary corporate action to duly authorize the terms of a unit agreement, (ii) such unit agreement has been duly executed and delivered, (iii) the terms of the collateral arrangements relating to such Units have been duly established and the agreement(s) relating thereto has been duly executed and delivered and the collateral has been deposited with the collateral agent in accordance with such arrangements, and (iv) the Units have been duly executed, authenticated (if required), issued and delivered in accordance against payment therefor as

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contemplated by such unit agreement, the Registration Statement, the Prospectus and the applicable Prospectus Supplement(s) and any related free-writing prospectus(es), the Units will be legally valid and binding obligations of the Company, enforceable against the Company in accordance with their terms.

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the reference to this firm under the heading “Legal Matters” in the Registration Statement. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the Act, or the rules and regulations of the Commission thereunder. In rendering this opinion, we are opining only as to the specific legal issues expressly set forth therein, and no opinion shall be inferred as to any other matter or matters. This opinion is intended solely for use in connection with the issuance and sale of the Securities subject to the Registration Statement and is not to be relied upon for any other purpose.

This opinion is expressed as of the date hereof unless otherwise expressly stated, and we disclaim any undertaking to advise you of any subsequent changes in the facts stated or assumed herein or of any subsequent changes in applicable laws.

Very truly yours,

/s/ SHEPPARD, MULLIN, RICHTER & HAMPTON LLP

SHEPPARD, MULLIN, RICHTER & HAMPTON LLP